Exhibit 99.1

THE BEARD COMPANY Harvey Parkway 301 N.W. 63rd Street, Suite 400 Oklahoma City, Oklahoma 73116	News Release

For Immediate Release

THE BEARD COMPANY
REPORTS THIRD QUARTER OPERATING RESULTS

OKLAHOMA CITY, Oklahoma – November 16, 2010 – The Beard Company (OTCBB: BRCO) today reported its operating results for the third quarter and first nine months of 2010.

For the quarter ended September 30, 2010, the Company reported a net loss attributable to common shareholders of ($656,000), or ($0.03) per diluted share, compared with a net loss attributable to common shareholders of ($1,137,000), or ($0.06) per diluted share, in the third quarter of 2009.  Revenues totaled $244,000 in the most recent quarter, versus $63,000 in the prior-year period.  Approximately 98% of revenues in the most recent quarter were derived from oil and gas sales, versus approximately 70% of revenues in the third quarter of 2009.

The Company reported a net loss attributable to common shareholders of ($2,403,000), or ($0.12) per share, for the nine months ended September 30, 2010, compared with net earnings attributable to common shareholders of $3,713,000, or $0.18 per diluted share, in the corresponding period of the previous year.  Revenues in the first nine months of 2010 totaled $488,000, versus $411,000 in the nine months ended September 30, 2009.  Approximately 96% of revenues were derived from oil and gas sales in the first nine months of 2010, versus approximately 25% of revenues in the corresponding period of the previous year.

Operating results for the first nine months of 2009 benefited from non-recurring pre-tax gains of (i) $4,888,000 attributable to the sale of the Company’s remaining interest in the McElmo Dome CO2 Unit and (ii) $832,000 from the settlement of the Visa litigation.  No similar non-recurring gains were recorded in the first nine months of 2010.

Dilworth Field.  “As demonstrated above, the Dilworth Field enhanced oil recovery project in Oklahoma has already had a positive impact on our revenues. which are forecast to increase steadily as the Field ramp-up continues,” stated Herb Mee, Jr., President of The Beard Company.  “The previously anticipated positive impact of the Field upon our third quarter profitability and cash flow was not forthcoming, as we encountered additional delays due to adverse weather conditions and equipment problems.  We believe that such delays are significantly less likely to occur going forward, with future operating and financial results impacted accordingly.”

“Assuming the Company’s two purchases of additional working interests in the Field are successful, we will ultimately increase our before payout working interest to 21.3% and our after payout working interest to 18.5%.  If we are able to meet our latest internal projections, we expect to recoup approximately $9,275,000 net to our interest by the first quarter of 2013, which should represent a very attractive return on our investment.”

“We currently have eight of our nine production wells producing at various flow rates and have maintained daily total fluid production exceeding the designed rate of 180,000 barrels for 78 consecutive days.  In addition, we have implemented a process to recover natural gas liquids (“NGLs”), which are abundant in our production gas, from the Field, resulting in a potentially meaningful increase in total production revenues.  We believe we are on track to begin generating positive cash flow this month.”

“The delays in bringing the Field on line have negatively impacted the Company’s cash flows and balance sheet liquidity.  To date, the resultant shortfall has been addressed through the sale of short-term notes and warrants, and a $201,000 bank loan secured by Beard Technologies, Inc.’s  (“BTI”) dredge until proceeds become available from the pending sale of most of BTI’s assets.  The Company has also engaged an investment banking firm to pursue (i) a $1.75 million bridge loan pending (ii) the closing of a $3.0 to $5.0 million long-term line of credit.  The Company may also consider selling a small portion of its interest in the Dilworth Field.  Although there can be no assurance that the Company will be successful in these efforts, it has demonstrated the ability to fund its operations during periods of cash flow deficits whenever required to do so in the past.”

Geohedral LLC.   The Company’s minerals exploration activities in Alaska are conducted via its investment in Geohedral LLC.  Because of the Company’s limited working capital, it was not in a position to participate in Geohedral’s 2010 capital call.  As a result, Beard’s ownership has been reduced to approximately 24.19% of Geohedral’s outstanding equity interests.  The most recent independent assays conducted on Geohedral’s mining claims failed to indicate commercial quantities of gold or silver in any of Geohedral’s present claims and have shown significantly less magnetite and ilmenite within the Black Sands area than was documented previously.  Geohedral is currently seeking a partner that will provide the capital required to pursue further exploratory work, but the project must be considered speculative at this point.

About The Beard Company

The Beard Company creates, acquires, and/or invests in businesses, primarily related to natural resources, that management believes have high growth and/or above-average profit potential and can enhance shareholder value.  The Company is involved in oil and gas activities and in minerals exploration and development through its Geohedral investment.

The Company is headquartered in Oklahoma City and its common stock trades on the OTC Bulletin Board under the symbol “BRCO.”

Forward-Looking Statements

This document may include statements that constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect”, “anticipate”, or similar expressions.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to future trends in commodities prices; financial, geological or mechanical difficulties affecting the Company’s or Geohedral’s planned geological work programs; uncertainties surrounding estimates of mineralized material; and other risks associated with our business.  By making these forward-looking statements, we undertake no obligation to update these statements for revisions or changes in the future.

For Additional Information, Please Contact:

Herb Mee, Jr., President, at (405) 842-2333 or via email at hmee@beardco.com
or
RJ Falkner & Company, Inc., Investor Relations Counsel, at (800) 377-9893 or via email at info@rjfalkner.com

(Financial Highlights Follow)

THE BEARD COMPANY
Results of Operations
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009

Revenues	$244,000	$63,000	$488,000	$411,000
Expenses	788,000	413,000	2,195,000	1,073,000

Operating loss	(544,000)	(350,000)	(1,707,000)	(662,000)
Other income (expense)	(173,000)	(704,000)	(451,000)	4,863,000

Earnings (loss) from continuing operations
before income taxes	(717,000)	(1,054,000)	(2,158,000)	4,201,000
Income tax benefit (expense)	105,000	53,000	77,000	(27,000)

Earnings (loss) from continuing operations	(612,000)	(1,001,000)	(2,081,000)	4,174,000

Loss from discontinued operations	(44,000)	(136,000)	(322,000)	(453,000)

Net earnings (loss)	(656,000)	(1,137,000)	(2,403,000)	3,721,000

Amounts attributable to noncontrolling interests
(Income) loss from continuing operations	-	-	-	(8,000)
Loss from discontinued operations	-	-	-	-

Net earnings (loss) attributable to
The Beard Company common shareholders	$(656,000)	$(1,137,000)	$(2,403,000)	$3,713,000

Net earnings (loss) per average common share outstandingA:
Basic:
Earnings (loss) from continuing operations	$(0.03)	$(0.05)	$(0.10)	$0.21
Loss from discontinued operations	$-	$(0.01)	$(0.02)	$(0.02)
Net earnings (loss)	$(0.03)	$(0.06)	$(0.12)	$0.19

Net earnings (loss) per average common share outstandingA:
Diluted:
Earnings (loss) from continuing operations	$(0.03)	$(0.05)	$(0.10)	$0.20
Loss from discontinued operations	$-	$(0.01)	$(0.02)	$(0.02)
Net earnings (loss)	$(0.03)	$(0.06)	$(0.12)	$0.18

Weighted average common shares outstandingA:
Basic	20,104,000	19,827,000	20,104,000	19,817,000
Diluted	20,104,000	19,827,000	20,104,000	21,028,000
_______

APer share and common share amounts adjusted to reflect 2-for-1 stock split effected November 2, 2009.

# # # # #

THE BEARD COMPANY AND SUBSIDIARIES
Balance Sheets
September 30, 2010 (Unaudited) and December 31, 2009

	September 30,	December 31,
Assets	2010	2009

Current assets:
Cash and cash equivalents	$110,000	$629,000
Accounts receivable, less allowance for doubtful receivables of $55,000 in 2010 and $31,000 in 2009	1,603,000	1,044,000
Inventories	84,000	48,000
Prepaid expenses and other assets	89,000	139,000
Assets to be disposed	831,000	885,000
Total current assets	2,717,000	2,745,000

Restricted certificate of deposit	50,000	50,000

Note and other long-term receivables	242,000	300,000

Investments and other assets	91,000	299,000

Property, plant and equipment, at cost, based on the successful efforts method of accounting for oil and gas properties	2,383,000	1,364,000
Less accumulated depreciation, depletion and amortization	392,000	346,000
Net property, plant and equipment	1,991,000	1,018,000

Intangible assets, at cost	29,000	75,000
Less accumulated amortization	28,000	72,000
Net intangible assets	1,000	3,000
	$5,092,000	$4,415,000

Liabilities and Shareholders' Equity (Deficiency)

Current liabilities:
Trade accounts payable	$1,763,000	$1,015,000
Accrued expenses	309,000	273,000
Short-term debt	1,611,000	-
Short-term debt - related parties	245,000	-
Current maturities of long-term debt	80,000	32,000
Liabilities to be disposed	812,000	542,000
Total current liabilities	4,820,000	1,862,000

Long-term debt less current maturities	257,000	304,000

Long-term debt - related entities	2,004,000	1,971,000

Other long-term liabilities	336,000	302,000

Shareholders' equity (deficiency):
Convertible preferred stock of $100 stated value; 5,000,000 shares authorized; 27,838 shares issued and outstanding	889,000	889,000
Common stock of $.00033325 par value per share; 30,000,000 authorized; 20,019,150 and 19,971,622 issued and outstanding in 2010 and 2009, respectively	7,000	7,000
Capital in excess of par value	42,882,000	42,780,000
Accumulated deficit	(43,476,000)	(41,073,000)
Accumulated other comprehensive income	24,000	24,000
Total shareholders' equity (deficiency) attributable to The Beard Company	326,000	2,627,000

Noncontrolling interests	(2,651,000)	(2,651,000)
Total shareholders' equity (deficiency)	(2,325,000)	(24,000)

Commitments and contingencies (note 8)
	$5,092,000	$4,415,000